UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SANARA MEDTECH INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Registered Shareholder:

Control Number:

Number of Shares:

IMPORTANT INVESTOR INFORMATION - YOUR VOTE COUNTS!

Notice of Internet Availability of Proxy Materials

Your name, number of shares and Control Number appear in the upper-left-hand corner of this Notice for online voting purposes.

To vote your shares, please follow the instructions listed below.

Important Notice Regarding the Availability of Proxy Materials for the

Sanara Medtech Inc. Shareholder Meeting to Be Held on JUNE 12, 2024

(1) This communication presents only an overview of the more complete proxy materials which contain important information and are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting.

(2) The proxy statement and 2023 annual report to shareholders are available at http://onlineproxyvote.com/SMTI/2024.

(3) If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before June 3, 2024 to facilitate timely delivery. Unless requested, you will not otherwise receive a paper or email copy.

The 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Sanara MedTech Inc. (the “Company”) will be held on June 12, 2024, at 10:00 a.m. Central Time. In order to facilitate shareholder attendance and participation, the Annual Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. A description of the matters to be voted on, and the recommendations of the Board of Directors regarding these matters, appear on the second page of this notice. Instructions for voting your shares also appear below.

How to vote online:

Step 1: Go to http://onlineproxyvote.com/SMTI/2024.

Step 2: Enter your control number as included in this Notice and click “submit” to access the proxy materials.

Step 3: To view or download the proxy materials, click on the link that describes the material you wish to view or download. For example, to view or download the Proxy Statement, click on the “Proxy Statement” link.

Step 4: To vote online, click on the designated link and follow the on-screen instructions.

How to receive a copy of the proxy materials by mail or e-mail for this meeting or for future shareholder meetings:

Telephone: Call the Company’s transfer agent, Securities Transfer Corporation, at (469) 633-0101.

Email: Send an email with “Sanara MedTech Proxy Materials Order” in the subject line and in the body of the message, include your full name, address, and request, to: proxyvote@stctransfer.com.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card.

Proposals to be voted on at Sanara MedTech Inc.’s 2024 Annual Meeting are listed below along with the recommendations of the Board of Directors of the Company.

The Board of Directors recommends that you vote FOR the following:

1.	To approve the election of the eight director nominees to serve on the Company’s Board of Directors until the 2025 annual meeting of shareholders or until their successors are duly elected and qualified.

NOMINEES:

01)	Ronald T. Nixon
02)	Robert A. DeSutter
03)	Roszell Mack III
04)	Eric D. Major
05)	Sara N. Ortwein
06)	Ann Beal Salamone
07)	James W. Stuckert
08)	Eric D. Tanzberger

The Board of Directors recommends that you vote FOR the following:

2.	To approve the amendment and restatement of the Company’s Certificate of Formation to provide that the number of directors constituting the Board of Directors shall be fixed from time to time pursuant to the Amended and Restated Bylaws of the Company and to make other updates and modernizations.

The Board of Directors recommends that you vote FOR the following:

3.	To approve the election of one director to fill a vacancy to be created from an increase in the size of the Board of Directors.

The Board of Directors recommends that you vote FOR the following:

4.	To approve the Company’s 2024 Long-Term Incentive Plan.

The Board of Directors recommends that you vote FOR the following:

5.	To approve the ratification of the appointment of Weaver and Tidwell, L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any postponements(s) or adjournment(s) thereof.